Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

DRAFT

[ __], 2023

Global Net Lease, Inc.

650 Fifth Avenue, 30th Floor

New York, New York 10019

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Global Net Lease, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the shares (the “Common Shares”) of common stock, $0.01 par value per share (the “Common Stock”), shares (the “Series D Shares”) of 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), and shares (the “Series E Shares” and, together with the Common Shares and the Series D Shares, the “Shares”) of 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), of the Company, to be issued by the Company in connection with the merger (the “Merger”) of The Necessity Retail REIT, Inc., a Maryland corporation (“Necessity Retail”), with and into Osmosis Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“REIT Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), by and among Necessity Retail, the Company, The Necessity Retail REIT Operating Partnership, LP, a Delaware limited partnership, Global Net Lease Operating Partnership, LP, a Delaware limited partnership, REIT Merger Sub and Osmosis Sub II, LLC, a Delaware limited liability company. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of Joint Proxy Statement/Prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Global Net Lease, Inc.

[__], 2023

2.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The forms of Articles Supplementary of the Company relating to the Series D Preferred Stock and Series E Preferred Stock (collectively, the “Articles Supplementary”) to be filed with the SDAT prior to the Merger, certified as of the date hereof by an officer of the Company;

4.            The Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            Resolutions adopted by the Board of Directors of the Company and a duly authorized committee thereof relating to, among other matters, the approval of the Merger Agreement, the Merger and the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.            The Merger Agreement;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Global Net Lease, Inc.

[__], 2023

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Merger Agreement and the Merger will be duly approved by all necessary corporate action on the part of Necessity Retail. The issuance of the Shares will be duly approved by the stockholders of the Company entitled to vote thereon. Articles of Merger relating to the Merger (the “Articles of Merger”) will be filed with and accepted for record by the SDAT.

6.            The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

7.            Prior to the Merger and the issuance of the Series D Shares and Series E Shares, the Articles Supplementary will have been filed with, and accepted for record by, the SDAT.

8.            Upon the issuance of any of the Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. Upon the issuance of any of the Series D Shares, the total number of shares of Series D Preferred Stock issued and outstanding will not exceed the total number of shares of Series D Preferred Stock that the Company is then authorized to issue under the Charter. Upon the issuance of any of the Series E Shares, the total number of shares of Series E Preferred Stock issued and outstanding will not exceed the total number of shares of Series E Preferred Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Global Net Lease, Inc.

[__], 2023

2.            The issuance of the Shares has been duly authorized and, when and if issued in connection with the Merger in accordance with the Resolutions, the Merger Agreement and the Articles of Merger, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,